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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

          PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES ACT OF 1934

    Date of Report (Date of earliest event reported)       February 19, 1999



                   AMERICAN ARTISTS ENTERTAINMENT CORPORATION
                  (FORMERLY AMERICAN ARTISTS FILM CORPORATION)
             (Exact name of registrant as specified in its charter)




        MISSOURI                          000-20759                   58-1950450
 (State or other jurisdiction      (Commission File Number)      (I.R.S. Employer
     of incorporation)                                           Identification No.)


    6600 PEACHTREE DUNWOODY ROAD
      BUILDING 600, SUITE 250
         ATLANTA, GEORGIA                                               30328
(Address of principal executive offices)                              (Zip Code)



                                 (770) 390-9180
                         Registrant's telephone number,
                               including area code





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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         The Company entered into two consulting agreements ("Agreements") on February 19, 1999 that call for the issuance of 1,200,000 shares of the Company's Class A common stock in consideration for certain consulting services to be provided over a period of six months. The Agreements provide for the issuance of 800,000 shares of the Company's Class A common stock to Fontenelle, LLC and 400,000 shares of the Company's Class A common stock to FT Enterprises, Inc.

         As a result of these transactions, the consultants beneficial ownership in the Company's common stock will be as follows:

         Entity                             Class A        Class B      Class A and Class B
         -------------------                -------        -------      -------------------
         Fontenelle, LLC                     17.7%            -                 10.3%

         FT Enterprises, Inc.                 8.9%            -                  5.2%

ITEM 7. FINANCIAL STATEMENTS & EXHIBITS.

Exhibit 10.1      Consulting Agreement with Fontenelle, LLC
Exhibit 10.2      Consulting Agreement with FT Enterprises, Inc.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     AMERICAN ARTISTS ENTERTAINMENT CORPORATION


                                     By: /s/ Steven D. Brown
                                        ----------------------------------------
                                        Steven D. Brown, Chief Executive Officer


Date: March 8, 1999